Exhibit 21.1

SUBSIDIARIES LIST - 2013

PNW has the following subsidiaries:                1) Arizona Public Service Company

2) APS Energy Services Company, Inc. (sold on 8/19/11)

3) El Dorado Investment Company

4) Pinnacle West Energy Corporation (merged into PWCC 8/1/06)

5) SunCor Development Company

6) APSES Holdings, Inc. (n/k/a PNW Subsidiary One Corporation)

APS Energy L.P. (dissolved 9/29/06)

7) Pinnacle West Marketing & Trading Co., LLC

Pinnacle West Energy affiliates:

1) GenWest, LLC	} now under PWCC
2) APACS Holdings, LLC	} now under PWCC

Arizona Public Service Company has the following subsidiaries/affiliates:

1) APS Foundation, Inc.

2) Axiom Power Solutions, Inc.

3) BIXCO, Inc.

4) PWE NEWCO, Inc.

5) Powertree Carbon Co., LLC

APS Energy Services Company (sold 8/19/2011) had the following affiliates:

1) Apex Power LLC (dissolved 8/10/10)

2) Northwind Phoenix LLC (a Delaware LLC/subsidiary of APSES) (sold 6/22/10)

3) Tucson District Energy, LLC (an Arizona LLC/subsidiary of Northwind Phx LLC) (sold 6/22/2010)

4) Crest Power, LLC (dissolved 8/10/10)

El Dorado has or has had the following investments/affiliates:

  1) Acoustic Locating Services, LLC (dissolved in 2012)

  2) Aegis Technologies, Inc. (dissolved in 2009)

  3) Arizona Business Accelerator (dissolved in 2008)

  4) Arizona Professional Baseball Ltd Partnership

  5) Dominion Fund II (dissolved as of 12/31/02)

  6) El Dorado Ventures / El Dorado Ventures II (dissolved as of 12/31/02)

  7) El Dorado Ventures III  (dissolving)

  8) Gateway Data Sciences Corp. (dissolved as of 12/31/02)

  9) NAC Holding Inc./ NAC International Inc. (all stock sold on 11/18/04 to USEC, Inc)

10) NxtPhase Corporation (sold in 2009)

11) Phoenix Downtown Theater LLC

12) Phoenix Suns Ltd Partnership (sold on 6/30/04)

13) PowerOneData, Inc. (sold in 2008)

14) Serveron Corporation (sold in 2007)

15) Underground Imaging Technologies  (Vermeer Manufacturing Company)

16) SoftSwitching Technologies

17) Zolo Technologies

SunCor has the following subsidiaries and other related entities:

1.                          Centrepoint Associates, LLC (Kimco)

2.                          Club West Golf Course, LLC

3.                          Coral Canyon HD, LLC (SITLA)

4.                          Golf de Mexico, S.A. de C.V.

5.                          Hayden Ferry Lakeside, LLC

                                                            Lakeside Residential Communities, LLC

                                                                                    BV at Hayden Ferry Lakeside, LLC

                                                                                    Edgewater at Hayden Ferry Lakeside, LLC

                                                                                    Waterford at Hayden Ferry Lakeside, LLC

                                    Hayden Ferry Lakeside II, LLC

                                    Hayden Ferry Lakeside III, LLC

6.                          Hidden Hills of Scottsdale, LLC

7.                          Highland Water Company, Inc.

8.                          Kabuto SunCor JV (Kabuto Int’l Corp.)

9.                          Marina Heights, LLC

10.                   Palm Valley 303 Building 1, LLC

11.                   Palm Valley Golf Club, Inc.

12.                   Palm Valley Professional Plaza, LLC

13.                   Rancho Viejo de Santa Fe, Inc.

14.                   Riverside Distribution Center, LLC (Ryan Buckeye, LLC)

15.                   Scottsdale Mountain Limited Partnership

16.                   SDC Prescott, LLC

17.                   SDC Prescott Valley, LLC

18.                   SDC Yavapai, LLC

19.                   Sedona Golf Resort LC (Sedona Assoc. LP)

20.                   StoneRidge Commercial, LLC

21.                   StoneRidge — Prescott Valley LLC

                                                            StoneRidge Golf Course, LLC

22.                   SunCor Homes, Inc. (fka Golden Heritage Homes, Inc.)

                                                            SunCor Construction AZ, Inc

                                                                                    Golden Heritage Construction Nevada, LLC

                                    SunCor Financial, LLC

23.                   SunCor Construction, Inc.

24.                   SunCor Golf, Inc.

                                                            Westworld Golf Course, LLC

25.                   SunCor Idaho, Inc.

                                                          Avimor, LLC

                                                          SunCor Realty & Management Idaho, LLC

26.                   SunCor New Mexico, Inc.

                                                            SunCor Albuquerque, LLC

                                                            SunCor Construction NM, LLC

27.                   SunCor Realty & Management Company

28.                   SunCor Utah, Inc.

29.                   SunRidge Canyon, LLC

30.                   Talavi Associates, LLC (WLD Partners)